Exhibit 99.1

Press / Investor Contact:

Bonnie Ortega

Director, Investor/Public Relations

Cardium Therapeutics, Inc.

Tel: (858) 436-1018

Email: InvestorRelations@cardiumthx.com

CARDIUM REPORTS ON THIRD QUARTER 2009 FINANCIAL

RESULTS AND RECENT DEVELOPMENTS

SAN DIEGO, CA – November 10, 2009 – Cardium Therapeutics (NYSE Amex: CXM) today reported its financial results for its third quarter ended September 30, 2009, and on recent developments and future outlook. Cardium made significant progress since its second quarter 2009 financial report and highlights included:

•	Sale of Cardium’s InnerCool Therapies business to Royal Philips Electronics;

•

Completion and announcement of data from the Matrix Phase 2b clinical trial of Excellarate™ for the potential treatment of non-healing diabetic ulcers and the Company’s plans to meet with the FDA to review the data and proposed outline for a Phase 3 clinical study;

•

Plans for the commercial development of a new product candidate Excellagen™, a collagen-based topical gel, through a FDA 510(k) clearance pathway for potential use by physicians in patients with topical wounds, which include diabetic ulcers as well as pressure ulcers, venous ulcers, surgical and trauma wounds, second degree burns, and other types of wounds;

•

Publication of positive findings from the open label multi-center Phase 1/2 Excellarate clinical study in the October 2009 issue of Wound Repair and Regeneration, a peer-reviewed journal of the Wound Healing Society;

•

Plans to develop a DNA-based orthobiologics product portfolio based on a reformulation of the Company’s Excellarate product candidate that will initially focus on non-union bone fractures and spinal fusions;

•

Publication of preclinical research published in the scientific journal, Gene Therapy, demonstrating the potential benefits of the Cardium’s Gene Activated Matrix technology for accelerating and enhancing periodontal tissue repair and oral implant osseointegration;

•	Completion of two registered direct investments of Cardium’s common stock by institutional investors with gross proceeds totaling $10.5 million;

•	Listing compliance with the NYSE Amex.

Sale of InnerCool Therapies to Royal Philips Electronics

During third quarter 2009, Cardium announced the completion of the sale of its InnerCool Therapies business to Royal Philips Electronics. The asset purchase transaction was for $11.25 million, as well as the transfer of approximately $1.5 million in trade payables. The acquisition of InnerCool by Philips represents an important step forward in Cardium’s overall business strategy which is focused on the acquisition, strategic repositioning and partnering or sale of businesses.

Report on Matrix Phase 2b Clinical Trial

Cardium recently reported on data from the Matrix Phase 2b clinical trial of Excellarate™ for the potential treatment of patients with chronic non-healing diabetic foot ulcers based on our Gene Activated Matrix technology platform. Nearly half of patients (48%) receiving a one-time Excellarate treatment had complete wound closure by 12 weeks, compared to a 31% wound closure rate for standard of care. Among combined one and two dose groups of Excellarate approximately 41% of patients achieved complete closure by 12 weeks. In addition to overall wound closures by 12 weeks, the Phase 2b study also evaluated wound closure rates and trajectories following product administration in order to assess the timing and extent of bioactivity. The data indicated that patients receiving Excellarate exhibited early and rapid wound healing responses as evidenced by very substantial reductions in wound radius over the first several weeks following product administration, which responses were both greater and faster than those observed among patients that had received standard of care. For example, a 108% relative improvement (decrease in ulcer radius) compared to standard of care was observed over the first week following administration of Excellarate, and a 50% relative improvement was observed as an average over the first four weeks. The Company plans to schedule a meeting with the FDA in early 2010 to review the complete integrated data set and outline plans for a Phase 3 clinical study program designed to confirm the safety and effectiveness of Excellarate as compared to standard of care, since PDGF-B is known to contribute to the biologic process of wound healing and is itself an approved protein product for use in advanced wound care. The Company believes that the combination of collagen and PDGF-B as provided by the Excellarate product candidate holds the potential to further promote wound healing in non-healing diabetic foot ulcers and other difficult-to-treat wounds.

Plans for Commercial Development of Excellagen™

The Company plans to submit a 510(k) premarket notification with the U.S. Food and Drug Administration (FDA) seeking marketing clearance of its ExcellagenXL™ product candidate. ExcellagenXL is an advanced wound care device composed of highly-refined, soluble bovine dermal collagen (Type I), which is modified to reduce immunogenicity and promote its usefulness in wound settings. ExcellagenXL is designed for use by physicians in patients with topical wounds, which include diabetic ulcers as well as pressure ulcers, venous ulcers, surgical and trauma wounds, second degree burns, and other types of wounds. The Company expects to submit its FDA 510(k) application for ExcellagenXL during fourth quarter 2009. The planned 510(k) filing is based in part on positive findings from the Company’s Phase 2b Matrix clinical study, reported October 14, 2009, indicating that substantial improvements in wound healing responses were observed in patients with non-healing diabetic foot ulcers following one or two applications of ExcellagenXL. The ExcellagenXL topical gel wound care product is designed to promote a favorable environment for effective wound management by providing a moist protective barrier as well as a micro-scaffold that promotes cell migration and capillary in-growth. The Company plans to develop additional new product opportunities by incorporating other agents into Excellagen formulations, including antimicrobials, DNA and/or other biologics, which are designed to address particular wound healing and other tissue repair applications.

Phase 1/2 Excellarate™ Study Published in Wound Repair and Regeneration

Positive findings from the open label multi-center Phase 1/2 Excellarate clinical study were published in the October 2009 issue of Wound Repair and Regeneration, a peer-reviewed journal of the Wound Healing Society. The principal findings of the Phase 1/2 clinical study concluded that Excellarate appeared to be both safe and well tolerated and that complete wound closure was observed at 14 weeks in 10 of the 15 patients (67%), seven of whom had received only a single application of the Excellarate product candidate. In addition, Excellarate appeared to be associated with early rapid healing responses (around half of the patients achieved a 50-99% reduction in wound size by week 2).

Gene Activated Matrix Technology Orthobiologics Initiative

During the third quarter, the Company announced plans to develop a DNA-based orthobiologics product portfolio based on research and development that will initially focus on non-union bone fractures for medically-compromised patients, and spinal fusions for patients with degenerative disc disease. Orthobiologics is a rapidly growing segment of the orthopedics market and represents biologically-active products designed to enhance musculo-skeletal repair and regeneration. The initial orthobiologics focus will be on the development of Osteorate™, a DNA-based non-surgical injectable bone graft gel to repair bone fractures and regenerate tissue in certain medically-compromised patient populations. Osteorate will be based on a reformulation of the Excellarate wound healing product candidate. The Gene Activated Matrix technology allows for a broad spectrum of formulations which would include, but not be limited to, collagen, demineralized bone matrices, allograft and synthetic graft materials.

In addition, Cardium recently announced the results of preclinical research published in the scientific journal, Gene Therapy, demonstrating the potential benefits of its Gene Activated Matrix technology for accelerating and enhancing periodontal tissue repair and oral implant osseointegration. This research further supports Cardium’s decision to expand the Company’s focus of its regenerative medicine technologies to include the emerging new high growth market segment of orthobiologics.

Financial Report

For the third quarter ended September 30, 2009, the Company reported net income for the current period of $4.9 million or $0.10 per share, compared to a net loss of $6.2 million, or $0.13 per share for third quarter 2008. During the quarter, the Company recorded a gain on the sale of InnerCool Therapies in the amount of $6.4 million. The third quarter 2009 financial results also includes a $2.0 million favorable adjustment to income for the non-cash change in fair market value of certain common stock warrants recorded as derivative liabilities, required as a result of the adoption of Emerging Issues Task Force EITF 07-05, recorded in “Change in Fair Value of Derivative Liabilities.” Grant revenue for the third quarter 2009 was $236,000. There was no revenue from the grant recorded during the third quarter of 2008. Research and development costs for the three months ended September 30, 2009 totaled $1.2 million and selling, general and administrative expenses were $1.3 million, compared to $2.6 million and $1.7 million, respectively, for the same period last year.

Interest expense for the three months ended September 30, 2009 was $1.3 million and includes $1.1 million representing the non-cash amortization of the fair market value of warrants issued with the notes and amortized over the term of the notes and other debt costs. Cash and cash equivalents as of September 30, 2009 were $4.4 million compared to cash and cash equivalents of $1.1 million as of December 31, 2008. Derivative liabilities at September 30, 2009 was $16.3 million, this non-cash liability represents the fair market value of warrants which were previously issued with down round price protection provisions and therefore recorded as derivative liabilities. These non-cash liabilities are reported as a result of the adoption of Emerging Issues Task Force EITF 07-05

The Company recently announced completion of two registered direct offerings of common stock to institutional investors under the Company’s shelf registration statement totaling $10.5 million. The $4.5 million direct offering was completed during third quarter 2009 and is included in this financial report. The $6.0 million direct offering that was announced on October 15, 2009 occurred subsequent to the end of quarter 2009 and was not included in the financial results.

The Company continues to provide information in accordance with GAAP, however, with the adoption of EITF 07-05 and its very substantial impact on our total liabilities including certain non-cash derivative liabilities and corresponding reported net losses arising from changes in the underlying market value of Cardium’s common stock, Cardium believes it is also helpful for investors to receive additional information relating more specifically to the Company’s operating results. Accordingly, the Company additionally provides a pro forma income statement and pro forma balance sheet which excludes the non-cash effects of EITF 07-05, amortization of the value of warrants issued with debt, and stock-based compensation on its financial results and liabilities. The Company presents this information to investors as an additional tool for evaluating the Company’s financial results in a manner that reflects ongoing operations and facilitates comparisons with operating results from prior periods. The presentation of this additional non-GAAP information is intended to provide investors with additional incremental tools for their review of the Company’s results and is not meant to be considered in isolation or as a substitute for net income information prepared and provided in accordance with GAAP. As a result of this accounting, the balance sheet reports non-cash derivative liabilities of $16.3 million attributable to the fair market value of certain warrants. This liability represents a non-cash obligation and will be adjusted accordingly as warrants are exercised, changes in stock price occur, or when the warrants price protection provision expires. This non-cash liability has not been included as a liability in the non-GAAP reporting presentation that is included with this press release.

On July 27, 2009 Cardium reported that the NYSE Amex, based upon a review of publicly available information, including Cardium’s press release dated July 24, 2009 regarding completion of the sale of Cardium’s InnerCool business to Royal Philips Electronics, the Company had resolved the continued listing deficiencies referenced in the NYSE Amex LLC’s letters dated December 23, 2008 and April 9, 2009. However, pursuant to Section 1009(f) of the NYSE Amex Company Guide, the Company’s Plan Period will remain open until it has been able to demonstrate compliance with the continued listing standards for two consecutive quarters. If the company does not demonstrate compliance for two consecutive quarters and/or by the end of the Plan Period, June 23, 2010, the Exchange Staff may initiate delisting procedures. The exchange indicated that its conclusion is based upon a review of available information with respect to the Company, including its Securities and Exchange Commission filings and that its letter is subject to changes in the NYSE Amex Rules that could require the exchange to re-evaluate its position and other qualifications.

About Cardium

Cardium is focused on the acquisition and strategic development of new and innovative bio-medical product opportunities and businesses that have the potential to address significant unmet medical needs and definable pathways to commercialization, partnering and other economic monetizations. Cardium’s investment portfolio includes the Tissue Repair Company and Cardium Biologics, medical technology companies primarily focused on the development of innovative therapeutic products for wound healing, bone repair, and cardiovascular indications. In July 2009, Cardium completed the sale of its InnerCool Therapies medical device business to Royal Philips Electronics, the first asset monetization from the Company’s biomedical investment portfolio. News from Cardium is located at www.cardiumthx.com.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward looking and reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control and may cause actual results to differ materially from stated expectations. For example, there can be no assurance that Excellagen, Excellarate or our other candidates will prove to be sufficiently safe and effective, or that results or trends observed in one clinical study or procedure will be reproduced in subsequent studies or procedures, or that clinical studies even if successful will lead to product advancement or partnering; that the Excellagen or Excellarate product candidate offers the potential for simpler or more cost-effective treatment for physicians and patients than other FDA-approved products that currently are or will be on the market; that the Matrix clinical study program or other human clinical trials can be conducted and completed in an efficient and successful manner; that we can develop a DNA-based orthobiologics product portfolio; that our products or product candidates will not be unfavorably compared to competitive products that may be regarded as safer, more effective, easier to use or less expensive; that FDA or other regulatory clearances or other certifications, or other commercialization efforts will be successful or will effectively enhance our businesses or their market value; that our products or product candidates will prove to be sufficiently safe and effective after introduction into a broader patient population; or that third parties on whom we depend will perform as anticipated.

Actual results may also differ substantially from those described in or contemplated by this press release due to risks and uncertainties that exist in our operations and business environment, including, without limitation, risks and uncertainties that are inherent in the development of complex biologics and in the conduct of human clinical trials, including the timing, costs and outcomes of such trials, our ability to obtain necessary funding, regulatory approvals and expected qualifications, our dependence upon proprietary technology, our history of operating losses and accumulated deficits, our reliance on collaborative relationships and critical personnel, and current and future competition, as well as other risks described from time to time in filings we make with the Securities and Exchange Commission. We undertake no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances arising after the date hereof.

Copyright 2009 Cardium Therapeutics, Inc. All rights reserved.

For Terms of Use Privacy Policy, please visit www.cardiumthx.com.

Cardium Therapeutics™ and Generx® are trademarks of Cardium Therapeutics, Inc.

Tissue Repair™, Gene Activated Matrix™, GAM™, Excellagen™, Excellarate™ and Osteorate™

are trademarks of Tissue Repair Company.

- Continued -

Cardium Therapeutics, Inc.

Selected Condensed Consolidated Results of Operations

	Three Months Ended September 30, (Unaudited)
	GAAP Financials		Non-GAAP Proforma
	2009	2008	Pro forma Results 2009*	Pro Forma Results 2008*
Revenues	$235,917	$—	$235,917	$—

Research and development	(1,176,942)	(2,612,414)	(1,158,324)[1]	(2,377,517)[1]
Selling, general and administrative	(1,309,332)	(1,678,500)	(1,203,821)[1]	(1,399,399)[1]

Loss from operations	(2,250,357)	(4,290,914)	(2,126,228)	(3,776,916)

Interest income (expense), net	(1,335,511)	8,028	(249,833)[5]	8,028
Change in fair value of derivative liabilities	1,964,663	—	— [2]	—

Loss from continuing operations	(1,621,205)	(4,282,886)	(2,376,061)	(3,768,888)
Income (loss) from discontinued operations	95,576	(1,868,629)	95,576	(1,868,629)
Gain on sale of business unit	6,408,603	—	6,408,603	—

Net Income (loss)	$4,882,974	$(6,151,515)	$4,128,118	$(5,637,517)

Net loss per common share – basic	$0.10	$(0.13)	$0.09	$(0.12)

Net loss per common share – diluted	$0.10	$(0.13)	$0.08	$(0.12)

Weighted average common shares outstanding – basic	47,771,609	46,603,700	47,771,609	46,603,700
Weighted average common shares outstanding – diluted	49,629,079	46,603,700	49,629,079	46,603,700

	Nine Months Ended September 30, (Unaudited)
	GAAP Financials		Non-GAAP Proforma
	2009 Actual	2008 Actual	Pro forma Results 2009*	Pro forma Results 2008*
Revenues	$261,549	$374,633	$261,549	$374,633

Research and development	(3,528,249)	(9,032,104)	(3,340,256)[1]	(8,292,846)[1]
Selling, general and administrative	(3,819,473)	(4,939,281)	(3,512,716)[1]	(4,060,906)[1]

Loss from operations	(7,086,173)	(13,596,752)	(6,591,423)[5]	(11,979,119)

Interest income (expense), net	(5,878,853)	95,664	(1,664,225)	95,664
Change in fair value of derivative liabilities	(12,509,518)	—	— [2]	—

Loss from continuing operations	(25,474,544)	(13,501,088)	(8,255,648)	(11,883,455)
Loss from discontinued operations	(1,930,636)	(6,019,017)	(1,930,636)	(6,019,017)
Gain on sale of business unit	6,408,603		6,408,603

Net loss	$(20,996,577)	$(19,520,105)	$(3,777,681)	$(17,902,472)

Net loss per common share – basic and diluted	$(0.44)	$(0.44)	$(0.08)	$(0.40)

Weighted average common shares outstanding – basic and diluted	47,214,142	44,322,663	47,214,142	44,322,663

Selected Condensed Consolidated Balance Sheet Data

	GAAP Financials		Non-GAAP Proforma
	September 30, 2009 (Unaudited)	December 31, 2008 (Audited)	Pro forma Results September 30, 2009*		Pro Forma Results December 31, 2008*
Cash and cash equivalents	$4,418,910	$1,102,894	$4,418,910		$1,102,894
Accounts receivable,	278,157	42,279	278,157		42,279
Prepaid expenses and other current assets	80,260	509,168	80,260		509,168
Property and equipment, net	379,646	746,169	379,646		746,169
Other long-term assets	1,704,938	532,438	1,704,938		532,438
Assets of business held for sale	—	7,363,973	—		7,363,973

Total assets	$6,861,911	$10,296,921	$6,861,911		$10,296,921

Accounts payable and accrued liabilities	$4,300,035	$4,691,600	$4,300,035		$4,691,600
Short-term debt	3,635,661	4,036,776	3,984,467	[3]	6,000,000
Current liabilities of business held for sale	—	2,127,986	—	[2]	2,127,986
Derivative liabilities	16,343,503	—	—	[4]	—
Long-term liabilities	192,672	195,315	192,672		195,315

Total liabilities	24,471,871	11,051,677	8,477,174		13,014,901

Stockholder’s deficiency	(17,609,960)	(754,756)	(15,339,085)		(2,717,980)

Total liabilities and stockholder’s deficiency	$6,861,911	$10,296,921	$6,861,911		$10,296,921

*	The following pro forma adjustments were made solely as supplemental financial information to help investors and the financial community make meaningful comparisons of operating results from one financial period to another.
1.	Non-cash stock based compensation is excluded.
2.	The non-cash change in the fair market of derivative liabilities is excluded. This is the effect of non-cash charges associated with the treatment of the value of certain derivative securities under newly-adopted EITF 07-05, which effects can vary substantially each quarter along with changes to the price of the underlying common stock during the quarter.
3.	Debt discount (non cash) was added back to reflect the actual amount of debt owed at the end of each period reported.
4.	Non cash derivative liabilities were excluded.
5.	Non cash charges for the amortization of the debt discount were removed.
*	Note: Additional pro forma information is included. The Company presents this information to investors as an additional tool for evaluating the Company’s financial results in a manner that reflects ongoing operations and facilitates comparisons with operating results from prior periods. The presentation of this additional non-GAAP information is intended to provide investors with additional incremental tools for their review of the Company’s results and is not meant to be considered in isolation or as a substitute for the actual net income and balance sheet information prepared and provided in accordance with GAAP.